Exhibit 99.1

NanoVibronix Responds to CMS’ Determination for PainShield

ELMSFORD, N.Y., August 29, 2023 (Business Wire) -- NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today provided a response to the recently published payment determination by the Centers for Medicare & Medicaid Services (“CMS”) regarding the company’s PainShield device.

On August 21, 2023, CMS announced publication of its Healthcare Common Procedure Coding System (“HCPCS”) Application Summaries, Coding Decisions and Benefit Category & Payment Determinations for the first bi-annual 2023 Non-Drug and Non-Biological Items and Services.1 As part of its determination, CMS concluded that PainShield does not fall within a Durable Medical Equipment, Prosthetics, Orthotics and Supplies (“DMEPOS”) benefit category.

As a result of CMS’ determination, PainShield is not reimbursable under Medicare and Medicaid at this time.

Brian Murphy, Chief Executive Officer of NanoVibronix, Inc., said, “We are working to fully understand the implications of CMS’ HCPCS summaries and payment determiniations as it relates to PainShield. Over the coming weeks, we will be developing an action plan to address CMS’ concerns and, at the very least, resubmit an application for additional review. We are exploring several options with our legal and technical teams. We continue to believe that PainShield provides an effective therapy for pain management and could greatly benefit many of the more than 150 million patients covered by Medicare and Medicaid insurance2. Despite our disappointment with the recent decision from CMS, we continue to grow the distribution of PainShield in the workers’ compensation, personal injury and Veterans’ Administration spaces. Medicare and Medicaid beneficiaries represent just one segment of the growing population of patients seeking effective, non-opioid pain management therapies. We remain steadfast in our commitment to fully commercializing PainShield and getting it into the hands of those that could benefit from its use.”

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com

1 https://www.cms.gov/Medicare/Coding/MedHCPCSGenInfo

2 https://data.cms.gov/sites/default/files/2023-03/CMSFastFactsMar2023.pdf

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.